Exhibit 4.13

EXHIBIT A

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

WARRANT TO PURCHASE SHARES OF STOCK

Effective Date:	____________________________________

Company:	T1Visions, Inc., a Delaware corporation

Holder:	[______________________________]]

Exercise Period:	Commencing on the Effective Date and ending on the tenth anniversary thereof.

This certifies that, for value received, Holder, or its registered assigns, is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from the Company, Shares (as defined below), in the amounts, at such times and at the price per share set forth in this Warrant. This Warrant is issued in connection with the transactions described in the Revenue Loan and Security Agreement dated as of July 1, 2015, by and among the Company and Decathlon Alpha II, L.P., to which Holder has joined as a party on the Effective Date (the “Loan Agreement”). Capitalized words and phrases used but not defined in this Warrant have the meanings given in the Loan Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1. Definitions.

“Applicable Jurisdiction” means Delaware.

“Buyout Percentage” means [__]%, subject to any adjustments as set forth in Section 2.

“Change of Control” means either (a) a merger or consolidation of Company with or into another entity, or other transaction, following which the stockholders of Company immediately prior to such transaction hold securities representing less than a majority of the voting power of the surviving entity or parent of the surviving entity immediately following such transaction, or (b) the sale, lease, license or other disposition of all or substantially all of Company’s assets.

“Common Stock Equivalents” means shares of the Company’s common stock, securities convertible or exercisable into common stock, or options or rights to purchase common stock or securities convertible or exercisable into common stock.

“Exercise Price” means $0.10 per Share, subject to adjustment pursuant this Warrant.

“Gross Proceeds” means the aggregate consideration directly or indirectly paid or payable to the Company and all shareholders, as well as holders of options, warrants, convertible securities, phantom equity and similar rights (collectively, “Equity Owners”) in connection with or as a result of the Change of Control determined as follows:

(i) In the case of a Change of Control involving the acquisition of equity securities, the Gross Proceeds shall include the total consideration paid or payable to Equity Owners (or the Company in the case of a new issuance), plus the total amount of consideration paid or payable on any outstanding indebtedness for borrowed money (including capitalized leases) of the Company in connection with the Change of Control (without duplication).

(ii) In the case of a Change of Control involving the acquisition of assets, the Gross Proceeds shall include the total consideration paid or payable for the assets acquired plus the amount of all assumed indebtedness for borrowed money (including capitalized leases) in connection with the Change of Control (without duplication).

(iii) In any Change of Control, the Gross Proceeds will include consideration paid or payable to the Company and its Equity Owners under covenants not to compete excluding reasonable amounts payable to employees pursuant to employment agreements and similar agreements; provided, however, that (i) such consideration is paid or payable directly to the Company or among all Equity Owners on a pro-rata basis and (ii) the Holder becomes a party to any agreement containing such covenants to the same extent as the Equity Owners.

(iv) In any Change of Control, the Gross Proceeds will include the aggregate amount of (i) any dividends or distributions declared within 360 days of or in connection with the Change of Control (other than normal recurring cash dividends in amounts or for purposes consistent with past practice), and (ii) payments by the Company to repurchase any outstanding equity securities in connection with the Change of Control.

(v) In any Change of Control, the Gross Proceeds will include amounts payable pursuant to any earnout, royalty or similar arrangement. To the extent payment of any consideration is contingent, the fair market value of the contingent portion of the consideration shall be determined in good faith by Holder and the Company, taking into account the likelihood of payment, and include it in the Gross Proceeds.

(vi) The Gross Proceeds will be deemed to include all forms of consideration, including without limitation, cash and cash equivalents, promissory notes and other evidence of indebtedness, securities and other property. Consideration other than cash and cash equivalents will be valued as follows: (A) promissory notes and other evidence of indebtedness will be valued at face value; (B) common stock and securities convertible into common stock will be valued at fair market value (as determined in good faith by agreement of the Company and Holder); (C) preferred stock will be valued at fair market value (as determined in good faith by agreement of the Company and Holder); and (D) securities and property not referenced above will be valued at fair market value (as determined in good faith by agreement of the Company and Holder).

(vii) If within 360 days of a Change of Control that does not result in the sale of all of the Company’s assets or acquisition by one or more third parties of all of the Company’s equity securities, the Company or its Equity Owners receive additional proceeds in connection with either (A) the sale of a substantial portion of the Company’s assets as of the date the Change of Control occurred or (B) a third party’s acquisition of all of the Company’s equity securities, then such proceeds will be considered Gross Proceeds.

(viii) The Gross Proceeds will exclude costs or expenses paid to third-party advisors in connection with a Change of Control in an amount not exceed five percent (5%) of the aggregate consideration paid or payable to the Company and Equity Owners.

“Shares” means shares of the Company’s common stock; provided, however, if in the event of a Change of Control, the Holder as a holder of the Company’s common stock will not receive an amount equal to the sum of (x) the Buyout Percentage of the Gross Proceeds from a Change of Control plus (y) the Exercise Price, “Shares” shall mean shares of the series of the Company’s preferred stock with the most senior liquidation preference which will result in the Holder after exercise of this Warrant receiving the sum of (x) the Buyout Percentage of the Gross Proceeds from a Change of Control, plus (y) the Exercise Price.

“Warrant” means this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

2. Number of Shares. Subject to any previous exercise of this Warrant, the Holder shall, upon exercise of this Warrant, have the right to receive a number of Shares that will result in the Holder receiving an amount equal to the Buyout Percentage of the Gross Proceeds from a Change of Control plus the Exercise Price. If the number of Common Stock Equivalents outstanding on the date of the exercise of this Warrant exceeds the number of Common Stock Equivalents outstanding on the Effective Date (subject to stock splits, reclassifications, reorganizations, or otherwise), the Buyout Percentage shall be reduced in accordance with the following formula:

BPA=BPB x [CEB/CEA]

Where:

BPA = Buyout Percentage after adjustment under this Section 2.

BPB = Initial Buyout Percentage set forth in Section 1.

CEA = Common Stock Equivalents outstanding immediately prior to the Change of Control.

CEB = Common Stock Equivalents outstanding as of the date hereof.

The following Common Stock Equivalents shall not be considered for the purpose calculating the CEA: (i) Common Stock Equivalents issued, directly or indirectly, for the purpose of diluting the Buyout Percentage; and (ii) exercisable securities of which the exercise price per share exceeds the per share consideration to be received if such securities were exercised immediately prior to the Change of Control.

3. Exercise of the Warrant.

3.1 Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder in whole or in part by:

(i) the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii) the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company, surrender and cancellation of promissory notes or other instruments representing indebtedness of the Company to the Holder, or a combination thereof.

3.2 Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 3.1, if the aggregate amount that the Shares of Holder will receive from the Gross Proceeds is greater than the aggregate Exercise Price (at the date of calculation as set forth below) the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	=	Y (A – B)
A

Where:

X	=	The number of Shares to be issued to the Holder
Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
A	=	The amount of Gross Proceeds received by one Share (at the date of such calculation)
B	=	The Exercise Price (as adjusted to the date of such calculation)

3.3 Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

3.4 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

3.5 Automatic Exercise or Purchase. If the Holder of this Warrant has not elected to exercise this Warrant prior to the expiration of this Warrant pursuant to Section 8(i), then the Company shall, immediately prior to the closing of the Change of Control, pay to the Holder (without any act on the part of the Holder) the amount of securities and/or property (including cash) which the Holder would have been entitled to receive pursuant to such Change of Control if this Warrant had been exercised immediately prior to the effective date of such Change of Control; upon Holder’s receipt of such payment this Warrant shall be automatically terminated in its entirety without any act on the part of the Holder, except to the extent that Holder may be entitled to additional payments pursuant to subpart (vii) of the definition of Gross Proceeds. If the Holder of this Warrant has not elected to exercise this Warrant prior to expiration of this Warrant pursuant to Section 8(ii), 8(iii) or 8(iv), then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 3.2 effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of Shares, unless Holder earlier provides written notice to the Company that the Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

3.6 Reservation of Stock. During the Exercise Period, the Company shall take all reasonable action to reserve and keep available from its authorized and unissued shares of common stock and preferred stock, if applicable, for the purpose of effecting the exercise of this Warrant such number of shares (and shares of common stock for issuance on conversion of such shares) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of common stock and preferred stock, if applicable, shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Shares, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its common stock and preferred stock, if applicable, (and shares of common stock for issuance on conversion of such shares) to a number of shares as shall be sufficient for such purposes.

3.7 Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4. Transfer of the Warrant.

4.1 Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

4.2 Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4.1, issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

4.3 Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. Notwithstanding anything herein to the contrary, in no event shall any Holder transfer this Warrant to any person which the Company’s board of directors reasonably determines in good faith to be a competitor of the Company.

4.4 Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

4.5 Minimum Transfer. This Warrant may not be transferred in part unless such transfer is to a transferee who, pursuant to such transfer, receives the right to purchase all of the Shares purchasable pursuant to this Warrant.

4.6 Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

5. Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

5.1 Restrictions on Transfers. The Holder may not transfer or assign this Warrant in whole or in part without providing the Company with 10 days prior written notice, and any attempt by Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without such notice shall be void. Any transfer of this Warrant or the Shares or the shares of common stock issuable upon conversion of the Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing that the Securities are being acquired (i) solely for the transferee’s own account and not as a nominee for any other party, (ii) for investment and (iii) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense, with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Securities under the Securities Act whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company.

5.2 Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

5.3 Securities Law Legend. The Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

5.4 Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

5.5 Removal of Legend. The legend referring to federal and state securities laws identified in Section 5.3 stamped on a certificate evidencing the Shares (and the common stock issuable upon conversion thereof) and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

6. Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

6.1 Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 8) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the board of directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

6.2 Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

7.  Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 8, in the event that the Company shall authorize any transaction resulting in the expiration of this Warrant pursuant to Section 8, the Company shall send to the Holder of this Warrant at least ten (10) days prior written notice of the expected effective date of any such event. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant.

8. Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:

(i) The Closing of a Change of Control of the Company;

(ii) The voluntary liquidation, dissolution or winding up of the Company;

(iii) Immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offering and sale of the Company’s common stock; or

(iv) Expiration of the Exercise Period.

9. No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

10. Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

10.1 No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

10.2 Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

10.3 Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

10.4 Speculative Nature of Investment. The Holder understands and acknowledges that the Company has a limited financial and operating history and that its purchase of this Warrant is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

10.5 Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

10.6 Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

10.7 Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

10.8 Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

10.9 No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

10.10 Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

10.11 Legal Counsel. The Holder and the Company have both had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with their respective legal counsel.

10.12 Tax Advisors. The Holder and the Company have both independently reviewed with their respective tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, each relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral.

11. Miscellaneous.

11.1 Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder.

11.2 Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

11.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder) or otherwise delivered by hand, messenger or courier service addressed:

(i) if to the Holder, to the Holder at the Holder’s address or facsimile number as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number, then to and at the address, facsimile number of the last holder of this Warrant for which the Company has contact information in its records; with a copy to Kevin Spreng, Fredrikson & Byron, P.A. 200 South Sixth Street, Minneapolis, MN 55402; or

(ii) if to the Company, to the attention of the Chief Executive Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Holder.

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. In the event of any conflict between the Company’s books and records and this Warrant or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

11.4 Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the Applicable Jurisdiction, without regard to the conflicts of law provisions.

11.5 Jurisdiction and Venue. If Holder initiates a claim in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein, each of Holder and Company irrevocably consents to the exclusive jurisdiction and venue of any federal court within Charlotte, North Carolina, and agrees that process may be served upon them in any manner authorized by the laws of North Carolina for such persons. If the Company initiates a claim in connection with any matter based upon or arising out of this Warrant or the matters contemplated herein or therein, each of Holder and Company irrevocably consents to the exclusive jurisdiction and venue of any federal court within Palo Alto, California, and agrees that process may be served upon them in any manner authorized by the laws of California for such persons.

11.6 Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

11.7 Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

11.8 Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT.

11.9 Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

11.10 Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

The signature page follows.

The Company and the Holder sign this Warrant as of the Effective Date.

T1VISIONS, INC.

By:
Name:
Title:

Address:

10430 Harris Oaks Boulevard, Suite F
Charlotte, North Carolina 28269

Email address:

AGREED AND ACKNOWLEDGED,

[________________________]

By:
Name:
Title:

Address:

Email address:

EXHIBIT A

NOTICE OF EXERCISE

TO:	T1VISIONS, INC. (the “Company”)
Attention:	Chief Executive Officer

1. Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:	______________________________________________________________________________
Type of security:	______________________________________________________________________________

2. Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐	A cash payment or cancellation of indebtedness, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐	The net issue exercise provisions of Section 3.2 of the attached warrant.

3. Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

☐	The undersigned

☐	Other—Name:	_____________________________________________________________________________
	Address:	_____________________________________________________________________________
_____________________________________________________________________________

4. Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

☐	The undersigned

☐	Other—Name:	_____________________________________________________________________________
	Address:	_____________________________________________________________________________
_____________________________________________________________________________

☐	Not applicable

5. Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 11 of the attached warrant are true and correct as of the date hereof.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Email address)

A-1

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:	_____________________________________________________________________________________
COMPANY:	T1VISIONS, INC. (THE “COMPANY”)
WARRANT:	THE WARRANT TO PURCHASE SHARES OF STOCK HELD BY ASSIGNOR (THE “WARRANT”)

DATE:	_________________________

1. Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant:

Name of Assignee:	_____________________________________________________________________________
Address of Assignee:	_____________________________________________________________________________
_____________________________________________________________________________

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

2. Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (and any shares issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

3. Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 11 of the Warrant are true and correct as to Assignee as of the date hereof.

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

(Address)	(Address)

B-1